EXHIBIT 99.1
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Press Release Issued by Jones Lang LaSalle Incorporated on
November 28, 2005



Contact:    Gayle Kantro                   Steve Steinberg
            Jones Lang LaSalle             Spaulding & Slye
            312 228 2795                   617 531 4122



                   JONES LANG LASALLE AND SPAULDING & SLYE
                     REACH AGREEMENT TO MERGE OPERATIONS

CHICAGO, November 28, 2005 - Jones Lang LaSalle Incorporated (NYSE: JLL), the world's leading real estate services and money management firm, and Spaulding & Slye, a privately held real estate services and investment company with offices in Boston and Washington, DC, announced today that they have reached a definitive agreement to combine operations. The merger enables Jones Lang LaSalle, which has an integrated global platform with offices in 100 cities in 36 countries, to add immediate scale in the New England area, to strengthen its depth of resources in the Washington, DC market and to bring together significant expertise across all real estate service lines.

Under the terms of the agreement, Jones Lang LaSalle will acquire Spaulding & Slye with $150 million cash paid at closing. The agreement calls for additional consideration and an earn-out that are subject to certain
contract provisions and performance.   The transaction will be financed
with Jones Lang LaSalle's existing revolving credit facility, with closing subject to Hart-Scott-Rodino approval as well as other customary closing conditions. The transaction is expected to be neutral to modestly accretive to earnings per share in 2006 and increasingly additive over time with reduction in debt and associated financing costs.

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TRANSACTION HIGHLIGHTS:

      . Adds immediate scale and strengthens resources in the New England and Washington, DC areas

      . Strong cultural fit demonstrated by each firm's commitment to client service

      . Debt-financed transaction using Jones Lang LaSalle's existing credit facility

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"Bringing Jones Lang LaSalle and Spaulding & Slye together, two leading firms recognized for their commitment to client service, will create a combined market position in the Americas with deeper resources and greater synergy across the full scope of real estate services that we provide to our clients," said Colin Dyer, Jones Lang LaSalle Chief Executive Officer. "This transaction is consistent with our articulated growth strategy which includes strengthening our local and regional service offerings around the globe."









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Spaulding & Slye senior management will hold leadership positions within
Jones Lang LaSalle, and management of both firms anticipate that substantially all the 500 Spaulding & Slye employees will integrate into similar capacities and roles within the combined organization. David McGarry, currently Spaulding & Slye President, will maintain senior regional oversight in the Washington, DC and New England regions. Other key Spaulding & Slye executives, including Jim Karman, Chairman; Marshall Durston, Chief Investment Officer; Peter Bailey, Chief Financial Officer; and Kyle Warwick, New England Regional Director, will hold leadership roles within the combined organization.

"Throughout our 40-year history, Spaulding & Slye has aggressively pursued every opportunity to anticipate the changing needs of our clients. The global platform offered by Jones Lang LaSalle will allow us to more effectively serve our clients for many years to come," said David McGarry, Spaulding & Slye President. "Moreover, Spaulding & Slye's historic professional and civic commitment to the Boston and Washington, DC regions will not waver."

The combination will bring together significant talent and experience in leasing, management, project management, investment sales, structured finance, consulting and development. The combined firm will have leadership positions and deeper resources in several industry sectors - federal services/public institutions, higher education, law firm services, and life sciences. Spaulding & Slye's integrated principal-investing practice and its construction business will operate as Spaulding & Slye Investments and Spaulding & Slye Construction, respectively. Both will be members of the Jones Lang LaSalle group, which also includes Jones Lang LaSalle Hotels and LaSalle Investment Management.

"This agreement positions us to expand our capabilities significantly, welcome hundreds of highly talented people into our ranks and benefit from Spaulding & Slye's well-earned reputation for innovation and excellent service delivery," said Peter Roberts, Chief Executive Officer of the Americas for Jones Lang LaSalle. "By combining our resources, expertise, platforms and common cultures of teamwork and client focus, we will deliver significant new value to our clients, employees and shareholders."

With the addition of the Spaulding & Slye employees, Jones Lang LaSalle will have approximately 20,000 employees around the world, including over 500 in the Washington, DC area and over 300 in the Boston area. The combined firm, which will have 915 million square feet under management and nearly $30 billion of assets under management, will be headquartered in Chicago.

Banc of America Securities acted as financial advisor to Jones Lang LaSalle and DLA Piper Rudnick Gray Cary served as legal advisor. Spaulding & Slye's financial advisor was Covington Associates and its legal advisor was WilmerHale.


ABOUT JONES LANG LASALLE

Jones Lang LaSalle is the world's leading real estate services and money management firm, operating across more than 100 markets around the globe. The company provides comprehensive integrated expertise, including management services, implementation services and investment management services on a local, regional and global level to owners, occupiers and investors. Jones Lang LaSalle is also the industry leader in property and corporate facility management services, with a portfolio of 895 million square feet under management worldwide. LaSalle Investment Management, the company's investment management business, is one of the world's largest and most diverse real estate money management firms, with approximately $29 billion of assets under management. Its web site can be found at www.joneslanglasalle.com.





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ABOUT SPAULDING & SLYE

Spaulding & Slye is a commercial real estate services and investment company delivering full-scale development, leasing, management, investment sales, construction, and structured finance services worldwide. From offices in Boston and Washington, DC, the firm serves corporate, institutional, and investor clients. Spaulding & Slye has serviced several billion dollars in commercial real estate properties, and has assisted numerous local, national, and international companies with planning and implementing successful real estate strategies. Its web site can be found at www.spauldingandslye.com.


Statements in this presentation regarding, among other things, future financial results and performance, achievements, plans, targets, projections and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements and Jones Lang LaSalle makes no representations or guarantees thereof. Factors that could cause actual results to differ materially include those discussed under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2004, in Jones Lang LaSalle's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this presentation. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or results, or any change in events. In addition, nothing herein may be construed or is intended as an offering of any security.

CONFERENCE CALL

The firm will conduct a conference call for shareholders, analysts and investment professionals on Monday, November 28, 2005 at 11:00 a.m. EST.

To participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time:

..     U.S. callers:           +1 877 356 3887
..     International callers:  +1 706 679 7250

Replay Information Available: 12:00 p.m. EST Monday, November 28 through Midnight EST Monday, December 5 at the following numbers:

..     U.S. callers:           +1 800 642 1687
..     International callers:  +1 706 645 9291
..     Pass code:              2717395

LIVE WEB CAST

Follow these steps to listen to the web cast:

1.    You must have a minimum 14.4 Kbps Internet connection

2. Log on to www.joneslanglasalle.com/shareholders/index.asp and follow instructions

3. Download free Windows Media Player software: (link located under registration form)

If you experience problems listening, send an e-mail to webcastsupport@tfprn.com

This information is also available on the company's website at www.joneslanglasalle.com